Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated February 25, 2016, with respect to the consolidated financial statements and schedule included in the Annual Report of Entellus Medical, Inc. and subsidiary on Form 10-K for the year ended December 31, 2015.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Entellus Medical, Inc. on Form S-8 (File No. 333-201761).

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
February 25, 2016